Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-224487 and 333-257362 on Form S-8 of OP Bancorp of our report dated March 18, 2022 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Costa Mesa, California

March 18, 2022